MATERIAL DEFINITIVE AGREEMENT

by and among

MARIJUANA COMPANY OF AMERICA, INC.,
A Utah Corporation

and

NATURAL PLANT EXTRACT OF CALIFORNIA, INC.
A California Corporation

&

ITS WHOLLY OWNED SUBSIDIARIES, GREEN ETHOS, LLC, NORTHERN LIGHTS DISTRIBUTION, LLC & BLOCK CHAIN 420, LLC, Each a California Limited Liability Company

MATERIAL DEFINITIVE AGREEMENT

THIS MATERIAL DEFINTIVE AGREEMENT (the "Agreement"), is entered into as of April 15, 2019, by and between Natural Plant Extract of California, a California corporation (hereafter referred to as the "NPE"), including its wholly owned subsidiaries, with a business address of 11116 Wright Rd., Lynwood, CA 90262, and Marijuana Company of America, Inc., a Utah Corporation (hereafter referred to as "MCOA"), with a business address of 1340 West Valley Parkway, Ste. 205, Escondido, CA 92029. NPE and MCOA may be individually referred to as a "Party" and collectively as the "Parties". All references to NPE shall include by reference its wholly owned subsidiaries Green Ethos, LLC, NLD Distribution, LLC and Block Chain 420.

RECITALS

MCOA is a corporation formed and operating in good standing under the laws of the State of Utah. MCOA'S common stock is traded on the OTC Markets OTCQB listing tier under the trading symbol: "MCOA." MCOA is a "reporting company" under the 1934 Securities and Exchange Act ("1934 Act") with a class of common stock registered under Section 12g of the Act. MCOA's 1934 Act reports are filed with the Securities and Exchange Commission and are available to the public at www.sec.gov.

NPE is a corporation formed and operating in good standing under the laws of the State of California. NPE has the following wholly owned subsidiaries operating in the licensed California cannabis industry: Green Ethos LLC (cannabis manufacturing), Northern Lights Distribution LLC ("NLD") (cannabis distribution), and, Block Chain 420 (cannabis retail delivery). NPE has a long-term lease at 11116 Wright Rd, which is owned by the majority owners of NPE. NPE and its wholly owned subsidiaries hold valid active California city and state licenses for the delivery of cannabis products in California (Schedule A).

MCOA desires to purchase a twenty percent (20%) ownership interest in the NPE's authorized common stock pursuant to a stock purchase agreement set out in Schedule B attached hereto and incorporated herein by reference.

Further, NPE and MCOA agree to form and operate a Joint Venture in California under the name Viva Buds, Inc., to engage in the licensed marketing and delivery of cannabis in California.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF MCOA

MCOA represents and warrants as follows:

Section 1.1 Organization of MCOA. MCOA is a corporation duly organized under the laws of Utah and has the corporate power and is duly authorized to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. MCOA has granted NPE the opportunity to review and consider complete and correct copies of MCOA's articles of incorporation, bylaws and amendments thereto,

financial statements, disclosure statements on the Securities and Exchange Commission's web site (www.sec.gov), and other such requested documents as NPE required in effect as of the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MCOA's articles of incorporation or bylaws. MCOA has full power, authority and legal right to authorize the execution and delivery of this Agreement.

Section 1.2 Tax Matters: Books and Records.

(a) The available financial books and records of MCOA have been presented to NPE, and those records represent all of the available financial books and records in the possession of the MCOA; and,

(b) MCOA has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

Section 1.3 Litigation and Proceedings. There are no known actions, suits, proceedings or investigations pending or threatened by or against or affecting MCOA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of MCOA. MCOA is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.4 Material Contract Defaults. MCOA is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of MCOA, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which MCOA has not taken adequate steps to prevent such a default from occurring.

Section 1.5 Information. The information concerning MCOA as set forth in this Agreement, as filed with the Securities and Exchange Commission, and as the included Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.6 Title and Related Matters. MCOA has title to all assets as disclosed to NPE.

Section 1.7 Material Contracts & Commitments; Business Description. MCOA is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction, or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as MCOA can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of MCOA.

Section 1.8 Compliance With Laws and Regulations. To the best of MCOA's knowledge and belief, MCOA has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof. Regarding MCOA's operations that involve cannabis and hemp, MCOA represents that while legal for medicinal or recreational use in some 33 States, cannabis remains a Schedule 1 drug under the U.S. Controlled Substances Act (21 U.S.C. § 811), and illegal. Under United

States federal law cannabis is an illegal Schedule 1 drug. State laws providing for cannabis legalization are in direct conflict with federal law. Federal law in the United States is superior to state law. In the event the U.S. federal government was to enforce federal law, those states that have legalized cannabis, and those persons operating in the cannabis industries, may be susceptible to criminal prosecution. Such action could void this contract.

Section 1.9 **Insurance.** MCOA currently has no insurance policies of any kind in effect.

Section 1.10 **Approval of Agreement.** As of the Closing the directors of MCOA shall have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

Section 1.11 **Material Transactions or Affiliations.** At and as of the Closing, subject to the terms of this Agreement and the disclosures, covenants and warranties made herein, there are no material contracts or agreements of arrangement between MCOA and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of MCOA and which is to be performed in whole or in part after the date hereof. MCOA has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.12 **No Conflict With Other Instruments.** The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which MCOA is a party or to which any of its properties or operations are subject.

Section 1.13 **Financial Statements.** All available MCOA accounting and financial reports have been made available to NPE.

Section 1.14 MCOA acknowledges that the NPE shares being acquired pursuant to the stock purchase agreement in Schedule B may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") unless pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Section 1.15 MCOA is acquiring the NPE Shares for its own accounts for long term investment, and not with a view toward distribution thereof as underwriters of NPE. The share purchase is made pursuant to an exemption from registration, including but not limited to Regulation D of the Securities Act. Pursuant to Section 506(b) MCOA is an accredited and sophisticated investor as that term is defined by Section 501 of the Securities Act.

Section 1.16 MCOA acknowledges that the NPE shares that are the subject of this Agreement have been offered to it in direct communication between it and NPE, and not through any advertisement of any kind.

Section 1.17 MCOA acknowledges that it has been advised by its own legal and financial counsel to assist it in evaluating this Agreement and the stock purchase agreement in Schedule B. MCOA acknowledges that NPE has given it and its counsel access to all information relating to NPE's business that MCOA or its designees requested. MCOA acknowledges that it has sufficient business and financial

experience and knowledge concerning the affairs and conditions of NPE, so that it can make a reasoned decision as to this Agreement, and is capable of evaluating the merits and risks of this purchase. MCOA and its designees are sophisticated investors under U.S. securities laws.

Section 1.18 MCOA is aware of the restrictions of transferability of the Shares and further understands the certificates of NPE common stock shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MCOA understands that the NPE common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF NPE

As an inducement to, and to obtain the reliance of MCOA, NPE represents and warrants as follows:

Section 2.1 **NPE Assets;** NPE has California city and state licenses for the delivery of cannabis products in California. The California cannabis licenses are in effect and in good order and have not been terminated or limited by any regulatory action that would affect NPE's operations in any material way.

Section 2.2 **Tax Matters; Financial Books & Records** NPE's financial statements are unaudited and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The company's financial statements fairly present the financial condition and operating results of NPE as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.

Section 2.3 **Information.** The information concerning NPE as set forth in this Agreement and in the Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.4 **Title and Related Matters.** NPE has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by NPE and the performance by NPE of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which NPE, or its officers, directors are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause NPE to be liable to any party, or (c) an event that would result in the creation or imposition of any

lien, charge, or encumbrance on any asset of NPE upon the Shares to be acquired by MCOA.

Section 2.5 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting NPE, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of NPE. NPE does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality that would affect its operations.

Section 2.6 Contracts. As of the Closing Date, NPE will not be a party to any contract, agreement, commitment or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, which materially and adversely affects, or in the future may (as far as NPE can now foresee) materially and adversely affect the business, operations, properties, cash, assets or conditions of NPE or its wholly owned subsidiaries.

Section 2.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which NPE is a party or to which any of its properties or operations are subject.

Section 2.10 Material Contract Defaults. To the best of NPE's knowledge and belief, NPE is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to its business, operations, properties, assets or condition, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which NPE has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. NPE has all California cannabis licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted in California as of the date hereof. Regarding NPE's operations that involve cannabis and hemp, NPE represents that while legal for medicinal or recreational use in some 33 States, cannabis remains a Schedule 1 drug under the U.S. Controlled Substances Act (21 U.S.C. § 811), and illegal. Under United States federal law cannabis is an illegal Schedule 1 drug. State laws providing for cannabis legalization are in direct conflict with federal law. Federal law in the United States is superior to state law. In the event the U.S. federal government was to enforce federal law, those states that have legalized cannabis, and those persons operating in the cannabis industries, may be susceptible to criminal prosecution. If such action was taken, it could void this contract.

Section 2.12 NPE acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this Agreement. NPE acknowledges that MCOA has given it and its counsel access to all information relating to the MCOA's business that NPE requested. NPE and its designees acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of MCOA so that it can make a reasoned decision as to this Agreement.

Section 2.13 NPE acknowledges that the MCOA shares being acquired as consideration pursuant to the stock purchase agreement in Schedule B may not be sold, pledged, assigned, hypothecated

or otherwise transferred, with or without consideration ("Transfer") unless pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Section 2.14 NPE is acquiring the MCOA Shares for its own accounts for long term investment, and not with a view toward distribution thereof as underwriters of NPE. The share purchase is made pursuant to an exemption from registration, including but not limited to Regulation D of the Securities Act. Pursuant to Section 506(b) NPE is an accredited and sophisticated investor as that term is defined by Section 501 of the Securities Act.

Section 2.15 NPE acknowledges that the MCOA shares that are the subject of this Agreement have been offered to it in direct communication between it and MCOA, and not through any advertisement of any kind.

Section 2.16 NPE acknowledges that it has been advised by its own legal and financial counsel to assist it in evaluating this Agreement and the stock purchase agreement in Schedule B. NPE acknowledges that MCOA has given it and its counsel access to all information relating to MCOA's business that NPE or its designees requested. NPE acknowledges that it has sufficient business and financial experience and knowledge concerning the affairs and conditions of MCOA, so that it can make a reasoned decision as to this Agreement, and is capable of evaluating the merits and risks of this purchase. NPE and its designees are sophisticated investors under U.S. securities laws.

Section 2.17 NPE is aware of the restrictions of transferability of the Shares and further understands the certificates of MCOA common stock shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NPE understands that the MCOA common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE III
CLOSING AND TERMINATION

Section 3.1 Satisfaction of Conditions Precedent to Closing; As a condition precedent to the Closing of the transaction contemplated by this Agreement, the Parties agree as follows:

(a) NPE and MCOA will execute the stock purchase agreement set out in Schedule B;

(b) NPE and MCOA will concurrently execute the joint venture agreement set out in Schedule C.

Section 3.2 **Closing**. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about April 15, 2019 or as soon as practicable thereafter ("Closing Date"); however, a Closing Date shall not occur beyond December 31, 2019 ("Termination Date").

Section 3.3 **Effective Date.** The Effective Date of this Agreement is April 15, 2019.

Section 3.4 **Termination.** This Agreement may be terminated by the board of directors of MCOA or NPE at any time prior to the Closing Date of this Agreement if:

(i) there shall be any action or proceeding before any California court or any California governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

(ii) any of the transactions contemplated hereby are disapproved by any California regulatory authority whose approval is required to consummate such transactions; or,

(iii) failure of the condition precedent set forth in Section 3.1.

(iv) This Agreement may also be terminated at any time prior to the Closing Date by action of the MCOA, or NPE if either shall fail to comply in any material respect with any of their respective representations, covenants or agreements contained in this Agreement, or if any of the representations or warranties contained herein shall be inaccurate in any material respect.

ARTICLE IV
SPECIAL MATERIAL COVENANTS

Section 4.1 **Access to Properties and Records.** Prior to closing, MCOA and NPE will allow each other full access to their respective assets, properties, licenses and books and records, as may from time to time be reasonably requested.

Section 4.2 **Third Party Consents.** MCOA and NPE agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 4.3 **Actions Prior and Subsequent to Closing.**

(a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, MCOA and NPE will:

(i) maintain and keep its properties, including all cash and licenses, in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii) maintain in full force and effect any insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii) perform in all material respects all of its obligations under material contracts, leases, licenses and instruments relating to or affecting its assets, properties and business;

(b) From and after the date of this Agreement until the Closing Date, neither MCOA nor NPE will, without the prior consent of the other:

(i) except as otherwise specifically set forth herein, make any change in its articles of organization or incorporation or bylaws or operating agreement;

(ii) declare or pay any dividend on its outstanding common shares or interests, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers or managers;

(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares or interests; or

(v) purchase or redeem any common shares or interests.

Section 4.4 Indemnification.

(a) MCOA hereby agrees to indemnify NPE, as of the Closing Date, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it may become subject to or rising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year; and

(b) NPE hereby agrees to indemnify MCOA, each of its officers, agents, directors and current shareholders of MCOA as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or arising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF NPE

The obligations of NPE under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by MCOA in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement) and MCOA shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by MCOA prior to or at the Closing.

Section 5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of MCOA, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of MCOA.

Section 5.3 Liabilities. MCOA agrees that at or prior to Closing, it shall satisfy all of its outstanding obligations known by MCOA to exist during the term of office of the current officers, so that post closing MCOA shall have no known outstanding liabilities.

Section 5.5 Other Items. NPE shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as NPE may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF MCOA

The obligations of MCOA under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by NPE in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. NPE shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by NPE prior to or at the Closing. MCOA shall have been furnished with a certificate, signed by NPE and dated the Closing Date, to the foregoing effect.

Section 6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in its financial condition, business or operations.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each Party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the Parties together in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party. Indemnification shall include payment of all costs and reasonable attorney fees.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Any legal action taken to construe or enforce this Agreement shall be in the Courts of the State of California. If legal action is taken to construe or enforce this Agreement, the prevailing party shall be awarded its reasonable attorney fees as an element of costs.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to MCOA:

MARIJUANA COMPANY OF AMERICA, INC.
1340 West Valley Parkway, Ste. 205
Escondido, CA 92029
ATTENTION: Donald Steinberg
Email: don@donaldsteinberg.com

If to NPE:

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC.
11116 Wright Rd.
Lynwood, CA 90262
Attention: Alan Tsai
Email: alant311@gmail.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.5 Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party's respective disclosure information delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. No director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the parties with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation; commitment, agreement or writing will have no further rights or obligations there under. This Agreement may not be amended or modified, except by a written agreement signed by all Parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for one year.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 7.12 Expenses. Each Party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and does not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any Party without the prior written consent of the other Party.

Section 7.15 Public Announcements. Except as may be required by law, neither Party shall make any public announcement or filing with respect to the transactions provided for herein without the prior written authorization of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the Parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either Party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:

MARIJUANA COMPANY OF AMERICA, INC.

April 15, 2019

By: DocuSigned by: Donald Steinberg 2E3DA37018C14F5...

Name: **DONALD STEINBERG**

Title: PRESIDENT, DIRECTOR

ATTEST:

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC., GREEN ETHOS, LLC, NORTHERN LIGHTS DISTRIBUTION, LLC & BLOCKCHAIN 420

April 15, 2019

By: DocuSigned by: [signature]

Name: **ALAN TSAI**
Title: AUTHORIZED SIGNATORY

Schedule A; Material Defintive Agreement

STATE OF CALIFORNIA
DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

TEMPORARY MANUFACTURING LICENSE
ADULT AND MEDICINAL CANNABIS PRODUCTS

LICENSEE:
NATURAL PLANT EXTRACT OF CALIFORNIA
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSED PREMISES:
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSE NUMBER: CDPH-T00000342
LICENSE TYPE: Type 7: Volatile Solvent Extraction

EFFECTIVE DATE: 01/09/2018
EXPIRATION DATE: 05/02/2019

This license is a conditional license and authorizes the holder thereof to engage in commercial cannabis activity as would be permitted under the privileges of the annual license for which the applicant may submit an application to the licensing authority. This license is not transferable to any other person or premises.

CDPH California Department of Public Health PublicHealth

California Department of Public Health
P.O. Box 997377, MS 7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch

Schedule A, Material Defintive Agreement

BUREAU OF CANNABIS CONTROL CALIFORNIA

Bureau of Cannabis Control
(833) 768-5880

Adult-Use and Medicinal - Distributor Temporary License

LICENSE NO:
A11-18-0000151-TEMP

VALID:
2/9/2018

LEGAL BUSINESS NAME:
NATURAL PLANT EXTRACT OF CALIFORNIA

EXPIRES:
6/4/2019

PREMISE:
11116 WRIGHT RD
LYNWOOD, CA 90262

Non-Transferable

Prominently display this license as required by Title 16 CCR § 5039

Schedule A, Material Defintive Agreement

BUREAU OF CANNABIS CONTROL CALIFORNIA

Bureau of Cannabis Control
(833) 768-5880

Adult-Use and Medicinal - Retailer Nonstorefront Temporary License

LICENSE NO:
A9-18-0000043-TEMP

VALID:
2/9/2018

LEGAL BUSINESS NAME:
NATURAL PLANT EXTRACT OF CALIFORNIA

EXPIRES:
6/4/2019

PREMISE:
11116 WRIGHT RD
LYNWOOD, CA 90262

Non-Transferable

Prominently display this license as required by Title 16 CCR § 5039

Schedule A; Material Defintive Agreement

STATE OF CALIFORNIA
DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

TEMPORARY MANUFACTURING LICENSE
ADULT AND MEDICINAL CANNABIS PRODUCTS

LICENSEE:
NATURAL PLANT EXTRACT OF CALIFORNIA
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSED PREMISES:
11116 Wright Rd
Lynwood, CA 90262-3122

LICENSE NUMBER: CDPH-T00000342
LICENSE TYPE: Type 7: Volatile Solvent Extraction

EFFECTIVE DATE: 01/09/2018
EXPIRATION DATE: 02/01/2019

This license is a conditional license and authorizes the holder thereof to engage in commercial cannabis activity as would be permitted under the privileges of the annual license for which the applicant may submit an application to the licensing authority. This license is not transferable to any other person or premises.

CDPH California Department of Public Health

California Department of Public Health
P.O. Box 997377, MS 7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch

Schedule B; Material Defintive Agreement

STOCK PURCHASE AGREEMENT

This **STOCK PURCHASE AGREEMENT** (this "**Agreement**") is entered into as of this 15th day of April 2019, by and between Natural Plant Extract of California, a California corporation, (hereafter referred to as the "**Seller**"), with a business address of 11116 Wright Rd., Lynwood, CA 90262, and **Marijuana Company of America, Inc.**, a Utah Corporation, (hereafter referred to as the "**Purchaser**"), with a business address of 1340 West Valley Parkway, Ste. 205, Escondido, CA 92029. The Seller and the Purchaser may be individually referred to as a "**Party**" and collectively as the "**Parties**".

WITNESSETH:

WHEREAS, the Seller is a California corporation with one million (1,000,000) total authorized shares. As of the date of this Agreement, eight hundred thousand (800,000) shares are issued and outstanding. On April 15, 2019, Seller and Purchaser entered into a material definitive agreement wherein Purchaser agreed to purchase, and Seller agreed to sell, unregistered and restricted common stock of Seller equal to twenty percent (20%) of Seller's authorized shares. The Parties agreed to a purchase price of two million dollars ($2,000,000), payable by Purchaser in installments as follows: (i) a deposit of $350,000 within 5 days of signing the material definitive agreement;[1] (ii) a deposit of $250,000 payable within 30 days; (iii) a deposit of $400,000 within 60 days; (iv) a deposit of $500,000 within 75 days; and, a final deposit of $500,000 within 90 days. As additional consideration, Purchaser agreed to issue to Seller one million dollars ($1,000,000) worth of Purchaser's unregistered and restricted common stock. The material definitive agreement is appended hereto as Schedule A.

WHEREAS, Purchaser is a Utah corporation whose common stock is traded on the OTC Markets OTCQB listing tier under the trading symbol: "MCOA." Purchaser is a "reporting company" under the 1934 Securities and Exchange Act ("1934 Act") with a class of common stock registered under Section 12g of the Act. Purchaser's 1934 Act reports are filed with the Securities and Exchange Commission and are available to the public. The Purchaser is current in its 1934 Act reporting obligations.

WHEREAS, the Seller and the Purchaser are executing and delivering this Agreement in reliance upon legal exemptions from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (hereafter, the "1933 Act"), including, but not limited to, Regulation D generally, and Section 501 of the 1933 Act.

WHEREAS, the Purchaser desires to buy, and the Seller desires to sell, twenty percent (20%) equal to two hundred thousand (200,000) of Seller's authorized shares upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

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[1] The Parties acknowledge Purchaser's first payment of $350,000 received on April 3, 2019 [See Section 1.3].

I. SALE OF SECURITIES.

1.1 Incorporation of Recitals. The above Recitals are incorporated into this Agreement hereafter by reference as though fully set out. The Parties hereby waive any rule of construction that would prevent any court of competent jurisdiction from using and referring to the Recitals as a means of interpreting or enforcing this Agreement.

1.2 Sale of Securities. Subject to the terms and conditions of this Agreement, the Seller has one million (1,000,000) authorized shares of common stock and eight hundred thousand (800,000) shares issued. Seller desires to sell two hundred thousand (200,000) shares to Purchaser, representing twenty percent (20%) of Seller's authorized shares. The Purchaser agrees to pay, as consideration for its acquisition of Seller's common stock, a total of two million dollars ($2,000,000.00) cash, and to issue Seller one million dollars ($1,000,000.00) worth of Purchaser's unregistered and restricted common stock, valued for purposes of this Agreement at the closing price for Purchaser's common stock as reported on the OTC Markets service on April 15, 2019. The Parties further agree to establish a reconciliation period beginning on the effective date of this Agreement, and terminating six (6) months thereafter on October 15, 2019. On October 15, 2019, the Purchaser covenants that should the price per share of Purchaser's common stock fall below the April 15, 2019 valuation, or should the Purchaser commence a corporate action that results in a reduction in the aggregate value of shares issued to Seller as of April 15, 2019, the Purchaser shall issue to Seller an additional number of shares valued as of the closing price on the OTC Markets on October 15, 2019 to ensure that Seller maintains ownership of Purchaser's common stock equal to one million dollars (the **"Purchase Price"**).

1.3 Total Purchase Price; Schedule for Payment. The Parties agree and acknowledge that the closing of the sale to the Purchaser (the **"Closing"**), shall occur based upon the following schedule:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

   (i) The Parties acknowledge Purchaser's first payment of $350,000 received on April 3, 2019.

   Seller Acknowledgement: __________

b. Deposit of $250,000 payable within 30 days;
c. Deposit of $400,000 within 60 days;
d. Deposit of $500,000 within 75 days;
e. Deposit of $500,000 within 90 days; and,
f. Subject to the provisions in Section 1.2, Purchaser's issuance to Seller one million dollars ($1,000,000) worth of Purchaser's unregistered and restricted common stock valued for the purposes of this Agreement based on the closing price of Purchaser's common stock on April 15, 2019 on the OTC Markets service. The Purchaser shall issue the appropriate number of shares within thirty (30) days from the execution of the material definitive agreement, and deposit them with Mailander Law Office, Inc. ("Escrow Agent") 945 4th Avenue, Ste. 311, San Diego, CA

92101 pending the Closing.[2]

g. Seller's issuance of two hundred thousand (200,000) shares and Seller's delivery of the shares to Mailander Law Office, Inc. ("Escrow Agent") 945 4th Avenue, Ste. 311, San Diego, CA 92101 pending the Closing.

1.4 The Closing. Subject to the satisfaction (or waiver) of the conditions set forth above, the Closing of the sale to the Purchaser shall take place on or before August 31, 2019 (or on such other date as is mutually agreed upon by the Parties) (the "**Closing Date**"). On the Closing Date, Escrow Agent shall confirm Purchaser's payment in full, and shall deliver the respective common share consideration to the Parties held in escrow.

1.5 Amendment of Payment Schedule; Pro Rata Issuance. The terms and conditions of sale, along with the payment schedule noted in Section 1.3 above, may be amended in a signed writing by the Purchaser and Seller.

II. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby represents and warrants to the Purchaser as follows:

2.1 Organization and Business of Seller. Seller is a corporation formed and operating in good standing in California and any other jurisdiction Seller operates in. Seller has one million (1,000,000) total authorized shares. Seller's wholly owned subsidiaries operate in the licensed California cannabis industry: Green Ethos LLC (cannabis manufacturing), Northern Lights Distribution LLC ("NLD") (cannabis distribution), and, Block Chain 420 (cannabis retail delivery). Seller has a long-term lease at 11116 Wright Rd, which is owned by the majority owners of Seller.

(i) The United States regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) ("CSA"), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. Thirty-three states and the District of Columbia, currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use, governed by specific state laws and regulations. Although legalized in some states, cannabis remains illegal under federal law. Pursuant to the Supremacy Clause of the US Constitution, federal law including the CSA, prevails over state law. Strict enforcement of the CSA regarding cannabis will likely result in Seller's inability to proceed with its business. The United States Drug Enforcement Agency enforces the CSA, and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

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[2] A copy of the Escrow Agreement is attached hereto as Schedule B.

2.2 Authorization of Agreement, Etc. The Seller has all requisite power and authority (individual, trustee or otherwise) to execute, deliver, and perform its obligations under this Agreement, and the execution, delivery, and performance by Seller of its obligations under the Agreement has been duly authorized by all requisite action on the part of Seller and, when executed and delivered by Seller, shall constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3 Title to Property and Assets. The Seller's common shares sold to Purchaser shall be free and clear of any and all mortgages, deeds of trust, liens, encumbrances, pledges, adverse claims, actual or threatened litigation, and any security interests.

2.4 Issuance of Common Stock. Seller's common stock has been duly authorized and, when conveyed by Seller to Purchaser at the Closing, all in accordance with the terms of the Agreement, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens.

2.5 No Pending Bankruptcy. There are no proceedings that are pending for, and Seller is unaware of, any basis for the institution of any proceedings leading to Seller, or any of Seller's wholly owned subsidiaries, respective dissolution or winding up, or the placing of Seller, or any of Seller's wholly owned subsidiaries, in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

2.6 Common Stock; No Other Outstanding Classes of Preferred Stock. Seller represents and warrants, as of the date hereof and at the Closing Date that there are one million (1,000,000) shares of common stock authorized; eight hundred thousand (800,000) shares of common stock issued and outstanding; and no classes of preferred stock as of the date of this Agreement or at the Closing Date.

2.7 Investment Representations. Seller acknowledges that it is fully apprised and informed of Purchaser's status as a corporation formed and operating under the laws of the State of Utah. Further, Seller acknowledges being informed that Purchaser is a "Reporting Company" under Sections 13 and 15d of the 1933 or 1934 Act, and is therefore obligated to file certain informational reports and periodic filings with the U.S. Securities and Exchange Commission. Seller acknowledges having had full and fair opportunity to review Purchaser's business and financial disclosures, and to the extent the Seller found it prudent and reasonable, had a full and fair opportunity to meet and confer with its own legal and financial consultants and advisors regarding the Agreement. Seller acknowledges having obtained certain information from Purchaser, including, but not limited to: Purchaser's exact name, its business address and contact information, its state of incorporation, the exact title and class of its securities, the par value for those securities, the total number of outstanding shares, the name and address of Purchaser's transfer agent, the nature of Purchaser's business, the nature and extent of Purchaser's facilities, the names of Purchaser's chief executive officers and board of directors and Purchaser's most recent balance sheet, profit and loss statement and any retained earnings statement.

2.8 Restricted Securities. With respect to the shares of Purchaser's Common Stock acquired by Seller, Seller acknowledges that the Purchaser's Common Stock has not been registered under the Securities Act of 1933, and accordingly are "Restricted Securities" within the

meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the Restricted Securities may not be resold or transferred unless Purchaser registers them, or has received an opinion of counsel reasonably satisfactory to Purchaser that such resale or transfer is exempt from the registration requirements of that Act. Seller acknowledges that acknowledges that a limited public market exists for the Purchaser Common Stock acquired in this Agreement. Seller understands that no assurance can be given that such a trading market will develop at any time, or, if so developed, that it will continue.

2.9 Purchase for Own Account. Seller is acquiring the Purchaser Common Stock for its own account, and not with a view towards a public distribution of those shares as an underwriter for Purchaser, or as an affiliate of Purchaser. Seller acknowledges that it is not acquiring the Purchaser Common Stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from either Purchaser or any affiliate of Purchaser, regarding Seller's investment in the Purchaser Common Stock acquired by virtue of this Agreement. The Purchaser Common Stock to be acquired by Seller hereunder will be purchased for investment purposes and for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Seller has no present intention of selling, granting any participation in, or otherwise distributing such Purchaser Common Stock.

2.10 Disclosure of Information. Seller has received or has had full access to all the information Seller considers necessary or appropriate to make an informed investment decision with respect to the Purchaser Common Stock to be acquired by Seller as a result of this Agreement. Seller further has had an opportunity to ask questions of and receive answers from the management of Purchaser regarding the Purchaser Common Stock, and to obtain additional information necessary to verify any information furnished to Seller or to which Seller had access. Further, Seller has undertaken its own review of the business of Purchaser and the wisdom of an investment in the Purchaser Common Stock. Seller has had the opportunity to review all of Purchaser's books and records, including those filed with the Securities and Exchange Commission.

2.11 Investment Experience. Seller understands that the acquisition of the Purchaser Common Stock involves substantial risk. Seller has experience as an investor in securities of public companies and companies in the development stage, and acknowledges that Seller is able to fend for itself, can bear the economic risk of Seller's investment in the Purchaser Common Stock and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of this investment in the Purchaser Common Stock and protecting its own interests in connection with this investment.

2.12 Accredited Investor Status. Seller is an "accredited investor" and "sophisticated investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

2.13 Restricted Securities-Seller's Options. Seller represents that it is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Seller understands that Purchaser is under no obligation to register any of the shares of Purchaser Common Stock acquired hereunder. Seller understands that a limited public market now exists for the Purchaser Common Stock and that it is uncertain whether a public market will exist or sustained.

2.14 Compliance with Laws. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the shares of Purchaser Common Stock, except in compliance with applicable securities laws.

2.15 Legend. Seller acknowledges that the certificates evidencing the shares of Purchaser Common Stock will bear a legend substantially in the form set forth below.

> **THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.**

2.16 Indemnification by the Seller. Seller hereby agrees to indemnify and defend (with counsel acceptable to Purchaser) Purchaser and Purchaser's officers, directors, employees, agents, attorneys and affiliates and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of Seller's representations, warranties, or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that Seller's representations, warranties or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from Purchaser and any current or former officer, director, employee, agent or affiliate of Purchaser.

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Purchaser hereby represents and warrants to Seller as follows:

3.1 Authorization of the Agreement, Etc. Purchaser has all requisite power and authority to execute, deliver, and perform its obligations under the Agreement, and the execution, delivery, and performance by Purchaser of its obligations under the Agreement has been duly authorized by all requisite action on the part of Purchaser and the Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2 Investment Representations. Purchaser acknowledges that it is fully apprised and informed of Seller, and Seller's subsidiaries status as corporations and business entities formed and operating under the laws of the State of California. Further, Purchaser acknowledges that Seller is not a "Reporting Company" under Sections 13 and 15d of the 1933 or 1934 Act, and is therefore not obligated to file certain informational reports and periodic filings with the U.S. Securities and Exchange Commission. Purchaser acknowledges having had full and fair opportunity to review Seller and Seller's wholly owned subsidiary's respective business and financial disclosures, and to the extent the Purchaser found it prudent and reasonable, had a full and fair opportunity to meet and confer with its own legal and financial consultants and advisors regarding the Agreement. Purchaser acknowledges having obtained certain information from Seller and Seller's subsidiaries, including, but not limited to: their respective names, business addresses and contact information, state of incorporation, title and class of its securities, the par value for those securities, the total number of authorized and issued and outstanding shares, the name and address of their respective transfer agent (if any), the nature of their respective business, the nature and extent of their respective facilities, the names of their respective chief executive officers and board of directors and their respective most recent balance sheet, profit and loss statement and any retained earnings statement.

3.3 Restricted Securities. With respect to the shares of Seller's Common Stock acquired by Purchaser, the Purchaser acknowledges that the Seller Common Stock has not been registered under the Securities Act of 1933, and accordingly are "Restricted Securities" within the meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the Restricted Securities may not be resold or transferred unless Seller registers them, or has received an opinion of counsel reasonably satisfactory to Seller that such resale or transfer is exempt from the registration requirements of that Act. Purchaser acknowledges that acknowledges that no public market exists for the Seller Common Stock acquired in this Agreement. Purchaser understands that no assurance can be given that such a trading market will develop at any time, or, if so developed, that it will continue.

3.4 Purchase for Own Account. Purchaser is acquiring the Seller Common Stock for its own account, and not with a view towards a public distribution of those shares as an underwriter for Seller, or as an affiliate of Seller. The Purchaser acknowledges that it is not acquiring the Seller Common Stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from Seller or any affiliate of Seller, regarding Purchaser's investment in the Seller Common Stock acquired by virtue of this Agreement. The Seller Common Stock to be acquired by Purchaser hereunder will be purchased for investment purposes and for Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing such Seller Common Stock.

3.5 Disclosure of Information. Purchaser has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Seller Common Stock to be acquired by Purchaser as a result of this Agreement. Purchaser further has had an opportunity to ask questions of and receive answers from the management of Seller regarding the Seller Common Stock, and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access. Further, Purchaser has undertaken its own review of the business of Seller and Seller's

wholly owned subsidiaries, and the wisdom of an investment in the Seller Common Stock. Purchaser has had the opportunity to review all of Seller's books and records, including those of Seller's wholly owned subsidiaries. Purchaser acknowledges being knowledgeable about start up companies and the risk factors associated with such companies.

3.6 Investment Experience. Purchaser understands that the acquisition of the Seller Common Stock involves substantial risk. Purchaser has experience as an investor in securities of private companies and companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of Purchaser's investment in the Seller Common Stock and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment in the Seller Common Stock and protecting its own interests in connection with this investment.

3.7 Accredited Investor Status. The Purchaser is an "accredited investor" and "sophisticated investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.8 Restricted Securities-Seller's Options. Purchaser represents that it is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Purchaser understands that Seller is under no obligation to register any of the shares of Seller Common Stock acquired hereunder. Purchaser understands that no public market now exists for the Seller Common Stock and that it is uncertain whether a public market will ever exist.

3.9 Compliance with Laws. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the shares of Seller Common Stock, except in compliance with applicable securities laws.

3.10 Legend. It is understood that the certificates evidencing the shares of Seller Common Stock will bear a legend substantially in the form set forth below.

> **THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.**

3.11 Indemnification by the Purchaser. Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Seller) the Seller and its officers, directors, employees, agents, attorneys and affiliates and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of Purchaser's representations,

warranties, or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that Purchaser's representations, warranties or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from Seller and any current or former officer, director, employee, agent or affiliate of Seller.

IV. CONDITIONS TO THE SELLER'S OBLIGATIONS AT CLOSING.

The obligations of Seller under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of the following conditions:

4.1 Representations and Warranties True. Each of the representations and warranties of Purchaser shall be true and complete on and as of any Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Seller Common Stock described herein.

4.3 Securities Exemptions. The offer and sale of Purchaser Common Stock to Seller pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws.

4.4 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, or assets of Purchaser.

V. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING

The obligations of Purchaser under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following conditions by the Seller:

5.1 Representations and Warranties. The representations and warranties of the Seller shall be true and complete on the date of any Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. The Seller shall have delivered to Purchaser the common stock to be acquired by the Purchaser hereunder in accordance with this Agreement.

5.3 Securities Exemptions. The offer and sale of the common Stock to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state

securities laws.

VI. MISCELLANEOUS PROVISIONS

6.1 Survival of Warranties. The representations, warranties and covenants of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.

6.2 Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of the Parties' respective successors, assigns, heirs, executors, administrators and legal representatives.

6.3 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the County of San Diego, California, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or other electronic means (including, without limitation, as a .pdf or .tif file), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature page were an original thereof.

6.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

6.6 Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for deliveries within the United States, or three business days after such

deposit for international deliveries with an international express courier, with proof of delivery from the courier requested; or (iii) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for international delivery will be sent by international express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address as follows, or at such other address as such other Party may designate by one of the indicated means of notice herein to the other Parties hereto as follows:

(i) **if to the Purchaser:**
Marijuana Company of America, Inc.
1340 West Valley Parkway, Ste. 205
Escondido, CA 92029
Attention: Donald Steinberg
Email: don@donaldsteinberg.com

(ii) **if to the Seller:**
Natural Plant Extract of California, Inc.
11116 Wright Rd.
Lynwood, CA 90262
Attention: Alan Tsai
Email: alant311@gmail.com

6.7 Costs, Expenses. Each Party is responsible for the payment of its own costs and expenses incurred in the negotiation and execution of this Agreement.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the signed written consent of Seller and Purchaser. Any amendment or waiver affected in accordance with this Section shall be binding upon Purchaser and Seller and Seller's wholly owned subsidiaries. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.9 Severability. If any provision of this Agreement is determined by any California state court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.10 Entire Agreement. This Agreement and the documents annexed hereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether verbal or written, between or among the Parties hereto with respect to the specific subject matter

hereof.

7.11 Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.13 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing Party shall recover all of such Party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions there from.

7.14 Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

7.15 Preparation of Agreement. Purchaser prepared this Agreement. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was it under any belief or understanding that such legal counsel was representing its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

SELLER:

NATURAL PLANT EXTRACT OF CALIFORNIA, INC.

By: ______________________________

By: **ALAN TSAI**
Its: President, Chief Executive Officer

PURCHASER:

MARIJUANA COMPANY OF AMERICA, INC.

By: ______________________________

By: **DONALD STEINBERG**
Its: President, Chief Executive Officer

Schedule C Material Defintive Agreement

JOINT VENTURE AGREEMENT BY AND BETWEEN MARIJUANA COMPANY OF AMERICA, INC., NATURAL PLANT EXTRACTS OF CALIFORNIA, INC., & ITS WHOLLY OWNED SUBSIDIARIES, GREEN ETHOS, LLC, BLOCK CHAIN 420 & NORTHERN LIGHTS DISTRIBUTION, LLC

This Joint Venture Agreement ("Agreement") is entered into effective as of April 15, 2019 (the "Effective Date") by and among:

- Marijuana Company of America, Inc. ("MCOA"), a Utah corporation with a business address of 1340 West Valley Parkway, #205, Escondido, CA 92029;

- Natural Plant Extracts of California, Inc., a California corporation, with a business address of 11116 Wright Rd., Lynwood, CA 90262; and,

- Natural Plant's wholly owned subsidiaries: Green Ethos LLC, Northern Lights Distribution LLC, and, Block Chain 420, each with a business address of 11116 Wright Rd., Lynwood, CA 90262; (collectively, with Natural Plant Extracts of California, referred to as "Natural Plant").

MCOA, Natural Plant each being referred to herein as a "Party", or collectively as the "Parties."

RECITALS

MCOA is a corporation organized and operating in good standing under the laws of the State of Utah;

Natural Plant are business entities organized and operating in good standing under the laws of the State of California;

Natural Plant maintain California city and state licenses for the manufacturing, distribution and delivery of cannabis products in California (see Schedule A).

On April 15, 2019, MCOA, Natural Plant entered into a material definitive agreement, attached hereto and incorporated herein by reference as Schedule B. Part and parcel of the material definitive agreement were covenants and consideration related to MCOA and Natural Plant forming a joint venture incorporated to operate under the name "Viva Buds, Inc." ("Viva Buds") in California for the purpose of operating a licensed cannabis distribution business pursuant to California law legalizing cannabis for recreational and medicinal use;

Pursuant to the terms and conditions of the material definitive agreement, the Parties determined that it is desirable and advantageous to formally join and participate in the Joint Venture Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

ARTICLE 1

VIVA BUDS, INC.

Section 1.01 The Parties as of the Closing Date, will have organized Viva Buds, Inc. as a California C corporation.

Section 1.02 Principal Office. The principal office of Viva Buds shall be located at such location as the Board of Directors may designate.

Section 1.03 Purpose. The purpose of the joint venture operations by and through Viva Buds is to engage in lawful manufacturing, distribution and delivery of cannabis in the State of California.

Section 1.04 Term. The Joint Venture shall continue in existence unless otherwise terminated pursuant to the terms and conditions of this Agreement.

Section 1.05 The capital structure of Viva Buds Inc. shall consist one million authorized common shares.

Section 1.06 Organizational Costs. All costs in organizing Viva Buds will be borne equally by MCOA and Natural Plant.

ARTICLE 2

CAPITALIZATION

Section 2.01 MCOA shall contribute to Viva Buds marketing services and front end client relationship services using its affiliate marketing system and team.

Section 2.02 Natural Plant shall contribute their respective California manufacturing, distribution and delivery licenses; product/inventory of up to three hundred thousand dollars ($300,000.00) for Viva Buds operations; management services regarding delivery and fulfillment of products; and the sourcing of quality products for co-branding between the Viva Buds brand and the Natural Plant brand.

Section 2.03 The Parties agree to divide all profits and losses equally (50/50) between MCOA on the one hand (receiving 50%), and Natural Plant on the other hand (receiving 50%).

ARTICLE 3

MANAGEMENT OF THE JOINT VENTURE: VIVA BUDS BOARD OF DIRECTORS

Section 3.01 Creation of Board of Directors. Subject to the terms and conditions of this Agreement, the overall management and supervision of the business of the Joint Venture shall be vested in a Board of Directors consisting of three persons: two appointed by MCOA; one appointed by Natural Plant. Each director shall serve at the pleasure of the shareholders under California law.

(a) Voting. Approval of matters within the scope of the Board of Directors shall require the affirmative vote of a majority of all authorized directors. Directors may vote in person, by telephone, or by written proxy. Matters beyond the authority of the Board of Directors shall be brought to the Party's attention for consideration.

(b) Meetings; Time & Place. The Board of Directors shall meet at least semi-annually (unless the Board of Directors otherwise determine) on such dates as the Board of Directors may agree in writing. Additional meetings shall be held at the written request of any director on five business days' notice issued to all directors by the director requesting the meeting. Unless otherwise agreed by the Board, the meetings shall occur at a location reasonably designated by the directors. Board meeting may occur telephonically, or by any other acceptable means.

(c) Quorum. A quorum for all meetings of the Board of Directors shall be two directors represented in person or by proxy.

(d) Unanimous Consent. Any action of the Board of Directors may be taken without a meeting by formal written resolution if all directors sign the resolution.

(e) Minutes. Minutes of all meetings of the Board of Directors shall be kept by such person as is designated by the Board, and copies of all Board of Directors minutes and other resolutions approved by the Board of Directors shall be given to each director.

(f) Specific Powers of the Board of Directors. The Board of Directors shall have, without limitation, the specific power to:

1) Modify the type of business which the Joint Venture will operate;

2) Establish and modify (in any material respect) any schedules for construction, erection and/or installation of major facilities and equipment;

3) Review and approve, as applicable, annual operating expense, personnel and capital budgets and operating plans;

4) Review operating results and operating performance forecasts;

5) Approve all unbudgeted capital projects;

6) Approve all agreements between the Joint Venture and third parties which have a value of more than fifty thousand dollars (US$50,000) or a duration of more than three (3) years (or such other limits as may be set by the Board from time-to-time);

7) Approve establishment and closure of all investment banking, lending and borrowing relationships;

8) Approve material legal actions on behalf of, and review material legal actions against, the Joint Venture and approve conduct and any settlement of such actions involving amounts which could have a material adverse effect on the Joint Venture or a Party;

9) Approve the material terms of all insurance programs;

10) Make decisions on matters of policy to be followed and material elections to be made in connection with the taxes and tax returns of the Joint Venture;

11) Approve the financial statements of the Joint Venture;

12) Approve any indebtedness not incurred in the ordinary course of business of the Joint Venture;

13) Make or assume suretyships, guaranties and/or similar liabilities for the Joint Venture; and

14) Appoint, remove and replace the accounting firm for the Joint Venture.

The Board of Directors shall have the power by appropriate action taken by it, to delegate any of its powers or other duties to any other person or committee.

Section 3.03 MCOA and Natural Plant agree to utilize good faith practices to jointly oversee, manage and coordinate the day to day operations of the Joint Venture, establishing product procurement, marketing, distribution and delivery operations, retaining employees and/or agents necessary to carry out operations, and to exercise due care and prudent business judgment to loyally carry out the operations for the benefit of the Joint Venture.

Section 3.04 Within thirty (30) Business Days after the end of each quarter, NLD and Natural Plant shall provide the Board of Directors a reasonably detailed written report describing the then-current status of all agricultural activities in the Joint Venture.

ARTICLE 4

REPRESENTATIONS OF THE PARTIES

Section 4.01 Organization. Each Party that is a corporation or limited liability company is duly organized and incorporated and in good standing in the jurisdiction of its incorporation, has full power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements (to which it is a party), and has the requisite approval of its Board of Directors or Managers to enter into this Agreement and the Ancillary Agreements (to which it is a party) and to consummate the transactions contemplated hereby and thereby;

Section 4.02 Authority. This Agreement and the Ancillary Agreements are valid, binding, and enforceable obligations of the Parties which have executed such agreements, in accordance with their terms (except that the enforceability of such Party's obligations thereunder is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law or in arbitration). All material consents, approvals, authorizations, and other requirements prescribed by any law, rule, or regulation that must be obtained or satisfied by such Party and are necessary for such Party's execution and delivery of this Agreement and the Ancillary Agreements or the performance of the terms thereof have been obtained and satisfied;

Section 4.03 Binding Agreement. The execution and delivery of this Agreement and the Ancillary Agreements by each Party which has executed such agreements, and the consummation of the transactions contemplated thereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture, judgment, decree, order, or award of any court, governmental body, or arbitrator applicable to such Party, including any law, rule or regulation applicable to such Party, or their respective incorporation or organizational documents;

Section 4.04 Natural Plant represent that each is the respective sole and exclusive legal licensee and has sole and exclusive control of the entire right, title, and interest in and to the city and state licenses for the delivery of cannabis products in California (see Schedule A).

Section 4.04 No Transfer. Natural Plant have not granted and will not grant any license or other contingent or non-contingent right, title or interest under or relating to the city and state licenses for the delivery of cannabis products in California (see Schedule A), and will not be under any obligation, that does or will conflict with or otherwise affect this Agreement.

Section 4.05 No Obligation. Natural Plant are under no obligation to any third Party that would interfere with its representations, warranties or obligations under this Agreement.

Section 4.06 No Encumbrances. Natural Plant will not allow any encumbrances, liens or security interests on the city and state licenses for the delivery of cannabis products in California (see Schedule A).

ARTICLE 5

DISSOLUTION, WINDING UP AND BUY-OUT

Section 5.01 General Dissolution. The Joint Venture will be terminated and dissolved upon the unanimous resolution of the Board of Directors and Shareholders.

Section 5.02 Elective Dissolution – Cessation of Business. The Joint Venture may be terminated and dissolved, at the unanimous election of the Board of Directors and Shareholders as follows:

(a) Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Joint Venture, which prevents the Joint Venture from operations consistent with the purpose of the Joint Venture, or the Joint Venture is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

Section 5.03 Default Dissolution. The non-defaulting Party may elect to terminate and dissolve the Joint Venture in the event of a default, as specified below, by the other Party. The occurrence of any of the following events shall constitute a default by a Party:

(a) A Party or its Affiliate shall materially default in the observance or performance of any material agreement, covenant, or condition contained in this Agreement or in any material agreement with or relating to the Joint Venture, and such default shall continue to exist for a period of 30 days after the other Party or the Joint Venture gives such defaulting Party or its Affiliate written notice of such default;

(b) A representation or warranty made by the Party herein or in any Ancillary Agreement (or in any certificate or financial or other statement furnished by such Party to the other in connection therewith) or by the Party's Affiliate in connection with this Agreement or any Ancillary Agreement shall prove to be false or misleading in any respect which would have a material adverse effect on the Joint Venture or the other Party, and remain uncured for a period of thirty (30) days after the other Party gives the Party or its Affiliate written notice of such default;

(c) There is an entry of an order for relief or the institution of any proceedings of any nature under the laws of the United States or any state or any foreign country for relief of debtors wherein an Party is seeking relief as debtor; there is an appointment of a receiver, trustee, custodian or like officer for all or substantially all of the business or assets of such Party on the grounds of insolvency and either the Party has consented to such appointment, or has failed to vacate or otherwise cause said appointment to be set aside within 60 days; or there is the institution against such Party of a proceeding under the Federal bankruptcy act or any law of the United States or other jurisdiction now in existence or hereinafter enacted

having the same general purpose which proceeding is not dismissed or discharged within 60 days after the institution thereof.

Section 5.04 Winding Up. If the Joint Venture is to be dissolved, then the Parties shall proceed jointly to wind up the affairs of the Joint Venture.

Section 5.05 If, in winding up the affairs of the Joint Venture, no election is made by either Party to continue conducting the business of the Joint Venture, then the Parties shall attempt to sell the business of the Joint Venture. If an acceptable buyer cannot be found within a reasonable time, the Joint Venture shall be liquidated. The assets of the Joint Venture, including proceeds of sale, shall be applied in the following order:

(a) To payment of the expenses of the sale or liquidation;

(b) To payment (or creation of reserves for payment) of the debts and liabilities of the Joint Venture, first to non-Parties and then to Parties for services, advances or otherwise;

(c) To payment to each Party of its share of profits which have been accumulated and not previously paid out;

(d) To divide the surplus, if any, equally to each Party in the Joint Venture, i.e. 50% to MCOA and 50% to Natural Plant and NLD.

Section 5.06 The liquidation of the assets and discharge of liabilities shall occur over a reasonable time so as to enable the Parties to minimize the normal losses attendant upon a liquidation. Each Party immediately shall pay to the Joint Venture all amounts owing to the Joint Venture, together with its proportionate share of all contributions required by law to be paid by the Parties for the payment of liabilities of the Joint Venture.

Section 5.07 Accounting on Liquidation. If the Joint Venture is liquidated, each Party shall be furnished with a statement which shall set forth the assets and liabilities of the Joint Venture as of the date of the completed liquidation, taking into account distributions and payments as provided hereinabove, the allocation of all gain or loss realized by the Joint Venture on the liquidation of property and assets of the Joint Venture, and the allocation of any tax benefits.

Section 5.08 Payment of Costs. The Joint Venture will pay all costs incurred in the sale or other disposition of its assets upon liquidation and any other expenses incurred in the liquidation and dissolution.

Section 5.09 Purchase by a Party. If either Party or an Affiliate thereof buys the business of the Joint Venture as part of a sale or other disposition of assets upon liquidation, the price to be paid for the business shall in all events be calculated as if the purchase were being made as a buy-out, and such Party (or its Affiliate) must pay fair market value. If there are any loans outstanding which are owed by the Party whose interest is being purchased to the Party making the purchase, the Party making the purchase may apply a portion of the purchase price to the repayment of any unpaid principal amount of, and accrued unpaid interest on, any such loans.

Section 5.10 Buy-Out on Default. If an election is made by a Party to terminate the Joint Venture, that Party may also elect, by written notice to continue the Business of the Joint Venture. In such event the electing Party shall purchase the other Party's interest in the Joint Venture for an amount equal to eighty-five percent (85%) of the fair market value of the other Party's interest.

Section 5.11 Buy-Out on Elective Dissolution. If an election is made by a Party (the "Terminating Party") to terminate the Joint Venture, the other Party may elect, by written notice given within 90 days of the date of the election to terminate, to continue the business of the Joint Venture. In such event, the acquiring Party shall purchase the Terminating Party's interest in the Joint Venture for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Party's interest.

Section 5.13 Buy-Out on Mutual Agreement. If the Joint Venture is terminated, either Party may elect, by written notice given within ninety (90) days of the date of termination, to continue conducting the Business of the Joint Venture. Unless the Parties otherwise agree, the acquiring Party shall purchase the Terminating Party's interest in the Joint Venture for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Party's interest.

Section 5.14 Fair Market Value – Mutual Agreement. In case of elections under this section, the Parties shall use their best efforts to agree as to the fair market value of the Joint Venture. If the Parties fail to agree on such fair market value within sixty (60) days following the election by a Party to continue the Joint Venture, fair market value shall be determined pursuant to Section 5.15.

Section 5.15 Fair Market Value – Third Party Determination.

(a) If the Parties cannot agree upon the fair market value of the business in accordance with Section 8.14, then either Party may elect, by written notice of the other, to have fair market value set by independent appraisal ("Appraisal Notice"). Within fifteen (15) days following the receipt of the Appraisal Notice, the Parties shall attempt to agree upon a Person to determine the fair market value (the "Agreed Appraiser") and the procedures under which the Agreed Appraiser shall determine the fair market value. If the Parties cannot agree upon an Agreed Appraiser or the procedures to be used within the Agreed Appointment Period, within fifteen (15) days following the expiration of the Agreed Appointment Period, each of the Parties shall (i) retain a reputable banking firm having significant experience in performing valuations of business entities (each, an "Advocate Appraiser") and (ii) notify the other Party, in writing, of the name, address and contact information of its Advocate Appraiser. Each Advocate Appraiser shall make a separate determination of the fair market value of the Business as of the end of the most recently completed calendar quarter using whatever reasonable assumptions and valuation methods that they deem appropriate. Each Advocate Appraiser shall have a period of thirty (30) days within which to complete their respective determinations of the fair market value of the business and provide a written report setting forth its determination to each of the Parties (each, an "Advocate Appraiser Report"). Each Advocate Appraiser Report shall include a reasonably detailed description of the assumptions and valuation methods used by the Advocate Appraiser in connection with its determination of fair market value. The respective fair market values of the business as determined by the Advocate Appraisers shall each be referred to individually as an "IB Value" and, collectively, as the "IB Values." In the event the either Party fails to appoint an Advocate Appraiser and notify the other Party, in writing, of the name and address of its Advocate Appraiser within the initial fifteen (15) day period referred to above in this Section 5.15 (a), then the determination of the fair market value of the Business provided in the other Party's Advocate Appraiser Report shall constitute the fair market value of the business and the Party failing to so appoint its Advocate Appraiser shall be deemed to have accepted such fair market value determination.

(b) Following the delivery of each Advocate Appraiser Report, the fair market value of the Business of the Joint Venture shall then be calculated according to the following:

(i) If the respective IB Values are within a range of plus or minus ten percent (10%), the arithmetic average of the two IB Values shall be deemed to be the fair market value of the Business.

(ii) If the range between the IB Values is greater than plus or minus ten percent (10%), the Advocate Appraisers shall, within fifteen (15) days following the expiration of the thirty (30) day period referred to in Section 5.15(a), jointly select a third appraiser (the "Neutral Appraiser") to be engaged by the Joint Venture; notify the Parties in writing of the name and address of such Neutral Appraiser; and, provide to such Neutral Appraiser copies of the Advocate Appraiser Reports. The Neutral Appraiser shall be a reputable investment banking firm having significant experience in performing valuations of business entities and, unless both Parties agree after full disclosure, in no event shall the Neutral Appraiser either be currently performing services for one of the Parties or any of its Affiliates other than of a nominal nature. If the Advocate Appraisers fail to select a Neutral Appraiser within such fifteen (15) day period, then either Party may initiate a mediation proceeding with a single mediator in accordance with the dispute resolution procedures to be mutually agreed upon by the Parties and set forth in Section 8, and the mediator in such proceeding shall appoint the Neutral Appraiser. Within thirty (30) days following the date of the designation or appointment of the Neutral Appraiser, the Neutral Appraiser shall prepare its determination of the fair market value of the business as of the date of determination and shall communicate such determination to each of the Parties, in writing, together with a report (the "Neutral Appraiser Report") describing in reasonable detail the assumptions and valuation methods used or relied upon in making such determination. The final fair market value of the Business shall be the arithmetic average of the two valuations out of the three valuations delivered that are closest to each other; provided, however, that in the event that one of the three valuations is the arithmetic average of the other two valuations, then the final fair market value of the business shall be equal to such valuation that constitutes the arithmetic average of the other two valuations.

(c) Each Party shall be responsible for the engagement of its designated Advocate Appraiser. The Parties shall be jointly responsible for the engagement of the Agreed Appraiser or the Neutral Appraiser and each Party agrees to authorize and use commercially reasonable efforts to cause the Joint Venture to engage any Agreed Appraiser or Neutral Appraiser designated or appointed pursuant to this Section 5.15. Each Party shall be responsible for the payment of all fees, expenses, reimbursements and indemnities of its Advocate Appraiser. Responsibility for the fees, expenses, reimbursements and indemnities of the Agreed Appraiser or Neutral Appraiser shall be shared by the Parties in proportion to their respective interests in the Joint Venture.

(d) The Joint Venture shall, and each Party shall cooperate with one another to cause the Joint Venture to, provide such financial and other information and related assistance regarding the Joint Venture and its subsidiaries as may be reasonably requested by the Advocate Appraisers and any Neutral Appraiser for the purposes of performing their respective valuations of the Business pursuant to this Section 5.15.

(e) In determining fair market value of the business of the Joint Venture, the Appraisers shall take into account all relevant factors. Each Party may supply the Appraisers a list of or information on those factors which the Party believes might add to or detract from the fair market value of the business of the Joint Venture as it will be continued by the Party who has made such election to continue.

(f) Each Party shall continue to use commercially reasonable efforts to operate or support the operation of the Joint Venture as a going business until liquidation or buy-out.

ARTICLE 6

DISPUTE RESOLUTION

Section 6.01 Initial Procedure. The Joint Venture Parties agree to meet informally in an attempt to resolve the dispute amongst themselves acting in good faith.

If the Joint Venture Parties cannot resolve the dispute, they shall then be required to endeavor to achieve a resolution of such claim, dispute, difference or controversy by non-binding mediation administered by the American Arbitration Association under its Commercial Mediation Procedures, before resorting to arbitration, litigation, or some other dispute resolution procedure.

The Party which elects to seek resolution of such claim, dispute, difference or controversy by mediation shall notify the other Party in writing of such election. Any such notice shall describe in reasonable detail the subject matter of such claim, dispute, difference or controversy, and include a statement of such party's position and a summary of the arguments supporting that position and the relief sought and shall also identify the names of three (3) prospective, independent, neutral mediators and include a statement of their respective curricula vitae. Each of such prospective mediators shall be a Party of the American Arbitration Association National Roster of Arbitrators and Mediators and have experience in commercial matters, including, if practicable, joint ventures.

Within ten (10) business days following its receipt of such notice, the recipient Party shall submit to the other Party a written response, which response shall include a reasonably detailed statement of the recipient Party's position regarding the dispute identified by the notifying Party and a summary of the arguments supporting that position. Any such response shall also include the name, selected from the list of prospective mediators provided by the notifying party, of the individual who will act as the mediator in the dispute identified by the notifying party.

The Parties shall meet with the selected mediator in the City of Los Angeles, California, or such other location as the Joint Venture Parties may mutually agree within thirty (30) business days after the recipient Party has received notice of the dispute and shall proceed diligently and in good faith, using commercially reasonable efforts, to resolve the matters in dispute. The mediation shall not continue longer than one (1) hearing day without the written approval of both parties. Neither Party shall be bound by any recommendation of the mediator. One or more senior executives from each party shall personally participate in the mediation proceedings contemplated herein and shall endeavor to achieve a resolution of the dispute though mutual agreement.

The senior executives, who shall have full authority to decide on behalf of and bind their respective entities, shall allocate at least one (1) full business day of their time for the mediation process on any such claim, dispute, difference or controversy submitted to mediation hereunder. Such senior executives may be represented by counsel in connection with any such mediation proceedings and, in addition, either party may, with permission of the mediator, bring such additional persons as are needed to respond to questions, contribute information or participate in the negotiations.

The fees and expenses of the mediator and the American Arbitration Association shall be shared equally by both parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to any such claim, dispute, difference or controversy and any related matters. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any employees of the American Arbitration Association, are confidential, privileged and inadmissible for any purpose, including, but not limited to, impeachment, in any arbitration, litigation or other proceeding related to this Agreement, provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

At no time prior to or during the mediation shall either party initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by agreement of the parties. If any such claim, dispute, difference or controversy is not resolved by such mediation, either party

may pursue such rights and remedies as may be available to either of them under this Agreement or at law or in equity.

Section 6.02 Injunctive Relief. Nothing in this Article 8 shall preclude any Party, at any time, from taking or requesting any judicial or other authority in any country to order any provisional or conservatory measure, including pre-award attachment, injunction or similar remedy for the presentation of its rights and interests.

Section 6.03 Governing Law. This agreement shall be deemed to have been entered into in California and shall be governed by and construed under the laws of California without giving effect to the principles of conflicts of law. Any Dispute for which a Party is permitted to bring a court proceeding shall be instituted in the courts of California, and each Party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 6.04 Attorney fees. In any Dispute for which a Party is permitted to bring a court or arbitration proceeding, the prevailing Party shall be entitled to recover its actual attorneys' fees and court costs from the non-prevailing Party.

ARTICLE 7

INDEMNIFICATION

Section 7.01 Indemnification Obligations. Each Party shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents, successors and assigns against all Losses arising out of or resulting from any third-party claim, suit, action or proceeding related to or arising out of or resulting from:

(a) the other Party's breach of any representation, warranty, covenant or obligation under this Agreement; or

(b) use by the Joint Venture in connection with any operational activities performed pursuant to the Joint Venture. Viva Buds shall obtain appropriate and sufficient general liability insurance to cover its Joint Venture operations in an amount equal to one million dollars per occurrence, with appropriate coverage that is customary for the agricultural operations undertaken by the Joint Venture.

Section 7.02 Indemnification Procedure. The indemnitee shall promptly notify indemnitor in writing of any Action and cooperate with the indemnitee at the indemnitor's sole cost and expense. The indemnitor shall immediately take control of the defense and investigation of the Action and shall employ counsel of its choice/reasonably acceptable to the indemnitee to handle and defend the Action, at the indemnitor's sole cost and expense. The indemnitor shall not settle any Action in a manner that adversely affects the indemnitee's rights without the indemnitee's prior written consent, which shall not be unreasonably withheld or delayed. The indemnitee's failure to perform any obligations under this Section shall not relieve the indemnitor of its obligation under this Section except to the extent that the indemnitor can demonstrate that it has been materially prejudiced as a result of the failure. The indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by:

(a) acts of God;

(b) flood, fire or explosion;

(c) war, terrorism, invasion, riot or other civil unrest;

(d) embargoes or blockades in effect on or after the date of this Agreement;

(e) national or regional emergency;

(f) strikes, labor stoppages or slowdowns or other industrial disturbances;

each of the foregoing, a "Force Majeure"), in each case, provided that (i) such event is outside the reasonable control of the affected Party; (ii) the affected Party provides prompt notice to the other Party, stating the period of time the occurrence is expected to continue; and (iii) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure event. A Party may terminate this Agreement if a Force Majeure event affecting the other Party continues substantially uninterrupted for a period of one hundred and twenty (120) Business Days or more. Unless the Party terminates this Agreement pursuant to the preceding sentence, all timelines in the Joint Venture Project Plan shall automatically be extended for a period up to the duration of the Force Majeure event.

Section 8.02 Further Assurances. Each Party shall, upon reasonable request, and at the request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

Section 8.03 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Any party to this Agreement may deliver an executed copy hereof or of any of the Related Agreements by facsimile transmission or electronically in Portable Document Format (PDF) to another party hereto or thereto and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of any of the Related Agreements.

Section 8.04 Publicity. Each Party agrees that press releases and other announcements to be made by the Joint Venture with respect to transactions contemplated hereby shall be subject to mutual agreement and prior consent.

Section 8.05 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.06 Assignability. This Agreement, and all rights and obligations hereunder, are personal to the Parties and shall not be assigned by any of them voluntarily or by operation of law without the prior written consent thereto by the other Parties hereto. No assignment shall become effective until the prospective transferee has executed and delivered to the Joint Venture an undertaking satisfactory to counsel for the other parties in which the transferee agrees to be bound by the terms of this Agreement and all of the Related Agreements as may be appropriate.

Section 8.07 No Waiver. A failure by any party to assert its rights under this Agreement shall not be deemed a waiver of such rights, nor shall any waiver be implied from any act or omission. No waiver by a party with respect to any right shall extend its effect to any subsequent breach of the terms hereof of like or different kind unless such waiver explicitly provides otherwise.

Section 8.08 Agreements. This Agreement may be altered, modified, or amended only by a written instrument duly executed by each of the Parties.

Section 8.09 Complete Agreement. This Agreement amends and restates, in its entirety, the Joint Venture Agreement. This Agreement, together with the Disclosure Schedules hereto and the Ancillary Agreements, represent the entire agreement of the parties with respect to the transactions contemplated hereby and shall supersede and replace the existing Joint Venture Agreement and any and all previous contracts, arrangements, understandings, negotiations and commitments between the parties with respect to the transactions contemplated hereby (whether oral or written); provided, however, that it does not change or otherwise alter or affect any of the Ancillary Agreements except to the extent that the provisions of any such Ancillary Agreements are inconsistent with any of the provisions hereof, in which event the provisions of this Agreement will govern and control.

Section 8.10 Responsibility for Breach by Affiliates. Each Party shall be responsible for and liable for any breach of the provisions of this Agreement or any agreement executed in connection herewith (including, but not limited to, the Related Agreements) by its Affiliates, and any such breach by a Party's Affiliate shall be considered a breach of this Agreement by such Party.

Section 8.11 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

(a) If to MCOA:

1340 West Valley Parkway, #205
Escondido, CA 92029
Email: don@donaldsteinberg.com
Attention: DONALD STEINBERG

(b) If to Natural Plant & Subsidiaries

Natural Plant Extracts
11116 Wright Rd.
Lynwood, CA 90262
Email: alant311@gmail.com

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the five (5) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Section 10.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto

shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

MARIJUANA COMPANY OF AMERICA, INC.
"MCOA"

By: ______________________________________

DONALD STEINBERG
Director, Chairman of the Board, President

NATURAL PLANT EXTRACTS OF CALIFORNIA, INC.
GREEN ETHOS, LLC, NORTHERN LIGHTS DISTRIBUTION, LLC &
BLOCK CHAIN 420
"Natural Plant"

By: ______________________________________

ALAN TSAI
President